Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	July 30, 2021		716-687-4225

MOOG INC. REPORTS THIRD QUARTER 2021 RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended July 3, 2021.

Third Quarter Highlights

•Sales of $707 million, up 8% from a year ago;
•GAAP diluted earnings per share of $1.12, up from ($0.39) a year ago;
•GAAP diluted earnings per share of $1.12 were up 20% over adjusted earnings per share of $0.93 a year ago;
•Operating margins of 9.2%;
•Effective tax rate of 25.7%; and
•$93 million cash flow from operating activities.

Segment Results

Aircraft Controls segment sales in the quarter were $272 million, up 9% year over year with higher commercial sales compensating for marginally lower military sales. Total commercial aircraft revenues were $96 million, 34% higher. Sales to commercial OEM customers increased 26% mostly tied to acquired sales from the recent Genesys acquisition. Commercial aftermarket sales were up 56%, to $28 million, the result of aircraft returning to service and repair and overhaul work on legacy components.

Total military aircraft sales were down marginally, to $176 million. Military OEM sales of $128 million were 19% higher, helped by funded development and activity across a range of programs in the portfolio. Military aftermarket sales of $48 million decreased 31%, as our customers adjusted their inventory.

Space and Defense segment sales were $205 million, up 11% year over year. Space sales of $86 million increased 16% on strength across the portfolio, led by integrated space vehicles and work on NASA programs. Defense sales were 8% higher, at $119 million, the result of increased sales of vehicle and naval applications and component products.

Industrial Systems segment sales were $230 million, a 3% increase over last year. Sales of industrial automation products were up 19%, attributed to stronger capital spending globally. Medical product sales, including pumps and components for respirator products, were down 15% as sales moderated from the COVID-driven demand seen a year ago. Energy sales and sales into simulation and test applications were mostly unchanged.

Consolidated 12-month backlog was $2.0 billion, up 21% from a year ago.

Exhibit 99.1
“It was solid quarter for our business with strong cash flow and earnings per share in line with our projections,” said John Scannell, Chairman and CEO. “For the full year, we’re tweaking our sales outlook slightly and keeping our earnings per share forecast unchanged at $5.00, plus or minus $0.15. All in all, steady as she goes.”

Fiscal 2021 Outlook

The Company updated its fiscal 2021 projections of 90 days ago.

•Forecast sales of $2.82 billion;
•Forecast diluted earnings per share of $5.00, plus or minus $0.15;
•Forecast full year operating margins of 10.0%;
•Forecast effective tax rate of 24.2%; and
•Forecast cash flow from operations of $292 million.

In conjunction with today’s release, Moog will host a conference call on Friday, July 30, 2021 beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page approximately 90 minutes prior to the conference call.

About Moog Inc.
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement
Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

COVID-19 Pandemic Risks
•We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

Strategic Risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
•Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Exhibit 99.1
Market Condition Risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational Risks
•Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Financial Risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and Compliance Risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
•Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

General Risks
•The United Kingdom's decision to exit the European Union may result in short-term and long-term adverse impacts on our results of operations;
•Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$707,352	$657,539	$2,127,708	$2,177,659
Cost of sales	516,750	486,760	1,547,554	1,587,569
Inventory write-down	—	18,795	—	18,795
Gross profit	190,602	151,984	580,154	571,295
Research and development	33,095	27,407	91,556	82,303
Selling, general and administrative	100,597	96,899	305,331	302,517
Interest	8,239	9,440	25,288	29,923
Long-lived asset impairment	—	31,871	—	31,871
Restructuring	—	5,306	—	5,306
Other	76	4,415	(3,115)	14,294
Earnings (loss) before income taxes	48,595	(23,354)	161,094	105,081
Income taxes (benefit)	12,473	(10,764)	38,442	17,899
Net earnings (loss)	$36,122	$(12,590)	$122,652	$87,182

Net earnings (loss) per share
Basic	$1.12	$(0.39)	$3.82	$2.60
Diluted	$1.12	$(0.39)	$3.80	$2.59

Average common shares outstanding
Basic	32,125,524	32,601,481	32,115,400	33,515,584
Diluted	32,355,238	32,601,481	32,305,834	33,722,723

Exhibit 99.1

Results shown in the previous table include charges associated with the COVID-19 pandemic. These impacts include inventory write-down, long-lived asset impairment and restructuring charges. The table below adjusts the income taxes (benefit), net earnings (loss) and diluted net earnings (loss) per share to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes (benefit), net earnings (loss) and diluted net earnings (loss) per share are as follows:

	Three Months Ended		Nine Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
As Reported:
Earnings (loss) before income taxes	$48,595	$(23,354)	$161,094	$105,081
Income taxes (benefit)	12,473	(10,764)	38,442	17,899
Effective income tax rate	25.7%	46.1%	23.9%	17.0%
Net earnings (loss)	36,122	(12,590)	122,652	87,182
Diluted net earnings (loss) per share	$1.12	$(0.39)	$3.80	$2.59

COVID-19 Pandemic Charges:
Earnings before income taxes	$—	$55,972	$—	$55,972
Income taxes	—	13,012	—	13,012
Net earnings	—	42,960	—	42,960
Diluted net earnings per share	$—	$1.32	$—	$1.32

As Adjusted:
Earnings before income taxes	$48,595	$32,618	$161,094	$161,053
Income taxes	12,473	2,248	38,442	30,911
Effective income tax rate	25.7%	6.9%	23.9%	19.2%
Net earnings	36,122	30,370	122,652	130,142
Diluted net earnings per share	$1.12	$0.93	$3.80	$3.91
The diluted net earnings per share associated with the charges have been calculated using the quarterly average outstanding shares in the period in which the charges were incurred.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (LOSS) (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales:
Aircraft Controls	$272,131	$249,388	$863,266	$930,749
Space and Defense Controls	204,887	183,906	599,217	563,156
Industrial Systems	230,334	224,245	665,225	683,754
Net sales	$707,352	$657,539	$2,127,708	$2,177,659
Operating profit (loss):
Aircraft Controls	$20,545	$(42,053)	$70,485	$31,240
	7.5%	(16.9)%	8.2%	3.4%
Space and Defense Controls	21,339	22,290	71,037	72,224
	10.4%	12.1%	11.9%	12.8%
Industrial Systems	23,004	17,903	66,715	69,477
	10.0%	8.0%	10.0%	10.2%
Total operating profit (loss)	64,888	(1,860)	208,237	172,941
	9.2%	(0.3)%	9.8%	7.9%
Deductions from operating profit:
Interest expense	8,239	9,440	25,288	29,923
Equity-based compensation expense	1,791	1,390	6,420	4,661
Non-service pension expense (income)	928	4,241	(3,053)	11,440
Corporate and other expenses, net	5,335	6,423	18,488	21,836
Earnings (loss) before income taxes	$48,595	$(23,354)	$161,094	$105,081

Exhibit 99.1
Operating Profit and Margins - as adjusted are as follows:

	Three Months Ended		Nine Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Aircraft Controls operating profit (loss) - as reported	$20,545	$(42,053)	$70,485	$31,240
Inventory write-down	—	18,535	—	18,535
Long-lived asset impairment	—	31,530	—	31,530
Restructuring	—	2,896	—	2,896
Aircraft Controls operating profit - as adjusted	$20,545	$10,908	$70,485	$84,201
	7.5%	4.4%	8.2%	9.0%

Space and Defense Controls operating profit - as reported	$21,339	$22,290	$71,037	$72,224
Long-lived asset impairment	—	341	—	341
Restructuring	—	185	—	185
Space and Defense Controls operating profit - as adjusted	$21,339	$22,816	$71,037	$72,750
	10.4%	12.4%	11.9%	12.9%

Industrial Systems operating profit - as reported	$23,004	$17,903	$66,715	$69,477
Inventory write-down	—	260	—	260
Restructuring	—	2,225	—	2,225
Industrial Systems operating profit - as adjusted	$23,004	$20,388	$66,715	$71,962
	10.0%	9.1%	10.0%	10.5%

Total operating profit - as adjusted	$64,888	$54,112	$208,237	$228,913
	9.2%	8.2%	9.8%	10.5%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	July 3, 2021	October 3, 2020
ASSETS
Current assets
Cash and cash equivalents	$90,550	$84,583
Restricted cash	1,108	489
Receivables, net	896,998	855,535
Inventories, net	632,359	623,043
Prepaid expenses and other current assets	49,513	49,837
Total current assets	1,670,528	1,613,487
Property, plant and equipment, net	639,202	600,498
Operating lease right-of-use assets	62,507	68,393
Goodwill	860,268	821,856
Intangible assets, net	111,867	85,046
Deferred income taxes	18,467	18,924
Other assets	20,471	17,627
Total assets	$3,383,310	$3,225,831
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$56,062	$350
Accounts payable	162,890	176,868
Accrued compensation	111,159	109,510
Contract advances	259,425	203,338
Accrued liabilities and other	216,625	220,488
Total current liabilities	806,161	710,554
Long-term debt, excluding current installments	863,682	929,982
Long-term pension and retirement obligations	181,400	183,366
Deferred income taxes	54,168	40,474
Other long-term liabilities	110,694	118,372
Total liabilities	2,016,105	1,982,748
Shareholders’ equity
Common stock - Class A	43,802	43,799
Common stock - Class B	7,478	7,481
Additional paid-in capital	519,636	472,645
Retained earnings	2,211,305	2,112,734
Treasury shares	(1,007,754)	(990,783)
Stock Employee Compensation Trust	(85,314)	(64,242)
Supplemental Retirement Plan Trust	(69,448)	(53,098)
Accumulated other comprehensive loss	(252,500)	(285,453)
Total shareholders’ equity	1,367,205	1,243,083
Total liabilities and shareholders’ equity	$3,383,310	$3,225,831

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended
	July 3, 2021	June 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$122,652	$87,182
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	56,806	55,859
Amortization	10,000	9,847
Deferred income taxes	4,161	(10,766)
Equity-based compensation expense	6,420	4,661
Impairment of long-lived assets and inventory write-down	—	50,666
Other	(2,781)	6,831
Changes in assets and liabilities providing (using) cash:
Receivables	(21,329)	63,272
Inventories	9,509	(86,050)
Accounts payable	(17,530)	(85,136)
Contract advances	54,414	73,040
Accrued expenses	3,503	1,827
Accrued income taxes	14,776	(20,555)
Net pension and post retirement liabilities	8,380	24,706
Other assets and liabilities	(18,401)	12,463
Net cash provided by operating activities	230,580	187,847
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(77,600)	(54,265)
Purchase of property, plant and equipment	(88,573)	(70,423)
Other investing transactions	3,615	(3,429)
Net cash used by investing activities	(162,558)	(128,117)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	653,500	977,850
Payments on revolving lines of credit	(651,986)	(968,459)
Proceeds from long-term debt	42,300	6,935
Payments on long-term debt	(55,891)	(52,253)
Proceeds from senior notes, net of issuance costs	—	491,769
Payments on senior notes	—	(300,000)
Payments on finance lease obligations	(1,588)	(730)
Payment of dividends	(24,081)	(17,049)
Proceeds from sale of treasury stock	4,603	3,199
Purchase of outstanding shares for treasury	(26,702)	(191,961)
Proceeds from sale of stock held by SECT	679	17,082
Purchase of stock held by SECT	(3,535)	(6,241)
Other financing transactions	—	(5,879)
Net cash used by financing activities	(62,701)	(45,737)
Effect of exchange rate changes on cash	1,265	(932)
Increase in cash, cash equivalents and restricted cash	6,586	13,061
Cash, cash equivalents and restricted cash at beginning of period	85,072	92,548
Cash, cash equivalents and restricted cash at end of period	$91,658	$105,609